NORTHEAST Bancorp
Exhibit 11. Statement Regarding Computation of Per Share Earnings

                                      Three Months Ended    Three Months Ended
                                        March 31, 2000        March 31, 1999
                                     ____________________  ____________________
EQUIVALENT SHARES:

Weighted Average Shares Outstanding           2,728,478             2,764,421

Total Diluted Shares                          2,737,571             2,792,552

Net Income                           $          877,265    $          743,506

Less Preferred Stock Dividend                      -                     -
                                     ____________________  ____________________
Income Available to Common
 Stockholders                        $          877,265    $          743,506
                                     ====================  ====================

Basic Earnings Per Share             $             0.32    $             0.27
Diluted Earnings Per Share           $             0.32    $             0.27


                                      Nine Months Ended     Nine Months Ended
                                        March 31, 2000        March 31, 1999
                                     ____________________  ____________________
EQUIVALENT SHARES:

Weighted Average Shares Outstanding           2,758,041             2,690,872

Total Diluted Shares                          2,774,440             2,794,034

Net Income                           $        2,515,730    $        2,080,111

Less Preferred Stock Dividend                      -                   25,667
                                     ____________________  ____________________
Income Available to Common
 Stockholders                        $        2,515,730    $        2,054,444
                                     ====================  ====================

Basic Earnings Per Share             $             0.91    $             0.76
Diluted Earnings Per Share           $             0.91    $             0.74
